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                                                                     EXHIBIT 8.1


                        [Letterhead of Latham & Watkins]





                                  May 18, 1999




AMB Property Corporation
505 Montgomery Street
San Francisco, California 94111

         Re:      AMB Property Corporation
                  Registration Statement on Form S-3
                  ----------------------------------

Ladies and Gentlemen:

         We have acted as special counsel to AMB Property Corporation, a Maryland corporation (the "Company"), in connection with the registration statement on Form S-3 being filed by the Company on the date hereof with the Securities and Exchange Commission in connection with the registration, under the Securities Act of 1933, as amended, of 6,750,000 shares of the Company's common stock, par value $.01 per share (together with all exhibits thereto and documents incorporated by reference therein, the "Registration Statement").

         In our capacity as such counsel, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the



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AMB Property Corporation
May 18, 1999
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authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies.

         We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or other jurisdiction or as to any matters of municipal law or the laws of any other local agencies with any state.

         Based upon the facts set forth in the Registration Statement, it is our opinion that the information in the Registration Statement set forth under the caption "Certain Federal Income Tax Considerations," to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

         No opinion is expressed as to any matter not discussed herein.

         This opinion is only being rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the Registration Statement may affect the conclusions stated herein.

         This opinion is rendered to you and is solely for your benefit in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

                                               Very truly yours,


                                               /s/ LATHAM & WATKINS